UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

ContextLogic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39775	27-2930953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sansome Street 33rd Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 432-7323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WISH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K of ContextLogic Inc. (the “Company”) filed on June 30, 2021. The sole purpose of this amendment is to disclose the determination by the compensation committee of the board of directors of the Company (the “Compensation Committee”) to increase the base salary of Jennifer Oliver in connection with her appointment as Interim Co-Chief Financial Officer, which appointment was effective on July 23, 2021.

On August 26, 2021, the Compensation Committee determined to increase the annual base salary of Ms. Oliver to $300,000, to be effective retroactively as of August 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2021

ContextLogic Inc.

By:	/s/ Brett Just
Brett Just
Interim Co-Chief Financial Officer